UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 3, 2005
METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-25141 (Commission File Number)	76-0579161 (I.R.S. Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas (Address of principal executive offices)		77036 (Zip Code)
Registrant’s telephone number, including area code: (713) 776-3876
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
     On October 3, 2005, MCBI Statutory Trust I, a Delaware statutory trust (the “Trust”) formed by MetroCorp Bancshares, Inc. (the “Company”), completed a private placement of $35,000,000 of fixed/floating rate capital securities (the “Trust Preferred Securities”). The Trust Preferred Securities require quarterly distributions of interest by the Trust to the holders of the Trust Preferred Securities. Distributions will be payable quarterly at a fixed rate equal to 5.7625% per annum through December 15, 2010 and will thereafter be payable at a variable rate of interest which will reset quarterly equal to the 3-month London Interbank Offered Rate plus 1.55% per annum. The Trust simultaneously issued 1,083 common securities of the Trust to the Company for a purchase price of $1,083,000, which constitutes all of the issued and outstanding common securities of the Trust.
     The Trust used the proceeds from the sale of the Trust Preferred Securities and the common securities to purchase $36,083,000 in junior subordinated deferrable interest debentures due 2035 from the Company (the “Debentures”). The net proceeds to the Company from the sale of the Debentures to the Trust were used to fund the Company’s acquisition of First United Bank, which was consummated on October 5, 2005.
     The Debentures were issued pursuant to an Indenture dated as of October 3, 2005 (“Indenture”) between the Company and Wilmington Trust Company, as trustee. The terms of the Debentures are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Debentures paid by the Company will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities.
     The Debentures are subordinated to any other indebtedness of the Company that, by its terms, is not similarly subordinated. The Debentures mature on December 15, 2035, but are redeemable at the Company’s option at par plus accrued and unpaid interest on or after December 15, 2010, or at any time prior to December 15, 2010 at a special redemption price upon certain events, such as a change in the regulatory capital treatment of the Trust Preferred Securities, the Trust being deemed an investment company or the occurrence of certain adverse tax events. If the Company redeems any amount of the Debentures, the Trust must redeem a like amount of the Trust Preferred Securities.
     The Company may defer the interest payments on the Debentures for up to 20 consecutive quarterly periods so long as no event of default under the Indenture has occurred and is continuing. However, the Company may not pay any dividends on, or redeem or repurchase its common stock if it elects to defer interest payments on the Debentures or defaults on any principal or interest payments due on the Debentures.
     The Company has guaranteed the payment of distributions and payments on liquidation or redemption of the Trust Preferred Securities, but only in each case if and to the extent of funds held by the Trust.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)
Dated: October 7, 2005	By:	/s/ David Choi
David Choi
Chief Financial Officer